UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) - January 26, 2018

IEC ELECTRONICS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34376	13-3458955
(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513
(Address of principal executive offices)(Zip code )

(315) 331-7742
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1	Registrant’s Business and Operations
Item 1.01	Entry into a Material Definitive Agreement.

Effective as of January 26, 2018, IEC Electronics Corp. (the “Company”) and Manufacturers and Traders Trust Company (“M&T Bank”) entered into the Fourth Amendment to the Fifth Amended and Restated Credit Facility Agreement (the “Fourth Amendment”), that amended the Fifth Amended and Restated Credit Facility Agreement dated as of December 14, 2015 between M&T Bank and the Company, as previously amended (collectively, the “Credit Agreement”). The Fourth Amendment modifies the definition of Applicable Margin with respect to the quarter ending March 30, 2018.

In connection with the Fourth Amendment, the Company entered into the Equipment Line Term Loan line of credit, whereby M&T Bank agrees to make Equipment Line Advances to the Company from time to time in amounts outstanding at any time not exceeding $1,500,000. The obligations of the Company under the Equipment Line Term Loan line of credit are secured by the capital equipment the proceeds of such facility is used to purchase, as well as the collateral securing the facility generally. Up to $750,000 of the facility availability was permitted to finance equipment purchased prior to closing of the facility and availability under the facility may be re-borrowed. Equipment Line Advances will be used to finance the purchase of capital equipment and are limited to 80% of the invoice cost of purchased equipment. No more than four such advances may be outstanding at any one time. The advances will be interest only for a period of six months at which point or earlier upon the Company’s election, the Company will repay the Equipment Line Advance and any accrued interest in full, or, provided all conditions to conversion have been met, the Company will pay in full all accrued interest and convert the Equipment Line Advance to a term loan with level monthly principal payments plus interest. At the Company’s option, interest is either the one month Libor Rate, adjusted daily, plus the Applicable Margin applied to the Company’s Term Loan B or the Base Rate plus the Applicable Margin applied to Term Loan B. Equipment Line Term Loans amortize for a period of up to three years, as specified by the Company, from the date of conversion. There is a customary fee in the event of prepayment.

Terms used herein and otherwise undefined have the meanings given them in the Fourth Amendment.

The foregoing summary of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment intended to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2018.

Section 7	Regulation FD
Item 7.01	Regulation FD Disclosure.

The Company will post slides to the Investors section of its website that will accompany the Company's presentation at the Noble Capital Markets' 14th Annual Emerging Growth Investor Conference on January 29, 2018. The slides are attached to this Form 8-K as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under such section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Slides for January 29, 2018 Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date:	January 29, 2018	By:	/s/ Michael T. Williams
Michael T. Williams
Chief Financial Officer